                                    EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                        ERAMET SA AS OF OCTOBER 20, 2000

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of ERAMET SA ("Eramet"), is set forth below.
Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with Eramet.

Name                     Present Principal Occupation or Employment

Directors

Yves Rambaud             Chairman of the Board of Directors and Chief Executive
                         Officer

Georges Duval            Vice Chairman of the Board of Directors

Yves Bernard             Director

Robert Castaigne         Director

Anne Duthilleul          Director

Cyrille Duval            Director

Edouard Duval            Director

Patrick Duval            Director

Francois Henrot          Director

Anne Lauvergeon          Director

George T. Lowy           Director

Wilhelm Schneider        Director

Frederic Tona            Director

Antoine Treuille         Director

Executive Committee

Yves Rambaud             Chief Executive Officer-Eramet

Georges Duval            Chief Operating Officer-Alliages Division

Jacques Bacardats        Chief Operating Officer-Eramet; Chief Operating
                         Officer-Manganese Division

Michel Hémonnot          Chief Financial Officer-Eramet

Executive Officers

Georges Duval            Chief Operating Officer-Alliages Division

Edouard Duval            Chief Operating Officer-Alliages Division

Alain Pradoura           Chief Operating Officer-Alliages Division

Alain Robert             Chief Operating Officer-Alliages Division

Jacques Bacardats        Chief Operating Officer-Manganese Division

Marcel Abeke             Chief Operating Officer-Manganese Division

Patrick Andre            Chief Operating Officer-Nickel Division

                                    EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                         SORAME SA AS OF AUGUST 2, 2000

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of SORAME SA ("Sorame"), is set forth below.
Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with Sorame.

Name                     Present Principal Occupation or Employment

Directors

Edouard Duval            Chairman of the Board of Directors and Chief Executive
                         Officer

Cyrille Duval            Director

Georges Duval            Director

Patrick Duval            Director

Hans Hermann Lettner     Director

Executive Officers

Cyrille Duval            Chief Operating Officer

Georges Duval            Chief Operating Officer

Patrick Duval            Chief Operating Officer

                                    EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                          CEIR SA AS OF AUGUST 2, 2000

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of CEIR SA ("Ceir"), is set forth below.
Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with Ceir.

Name                     Present Principal Occupation or Employment

Directors

Patrick Duval            Chairman of the Board of Directors and Chief Executive
                         Officer

Bertille Duval           Director

Cyrille Duval            Director

Edouard Duval            Director

Gérald Arbola            Director

Jacqueline Duval         Director

Georges Duval            Director

Richard Duval            Director

Sylvain Duval            Director

Executive Officers

Cyrille Duval            Chief Operating Officer

Edouard Duval            Chief Operating Officer

Georges Duval            Chief Operating Officer

                                    EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                           COGEMA SA AS OF AUGUST 2000

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of COGEMA SA ("Cogema"), is set forth below.
Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with Cogema.

Name                     Present Principal Occupation or Employment

Directors

Anne Lauvergeon          Chairman of the Board of Directors and Chief Executive
                         Officer

Edouard Brezin           Director

Pierre Carlier           Director

Robert Castaigne         Director

Emmanuel Duval           Director

Yannick d'Escatha        Director

Loïc Hennekinne          Director

Stéphane Pallez          Director

Dominique Vignon         Director

CEA-Industrie SA
represented by
Philippe Pontet          Director

ERAP represented by
Remy Chardon             Director

Yves Bernard             Director

Jeannine Dudroni         Director

Daniel Cambon            Director

Anne Lambert-Carabin     Director

Frédéric Leclerc         Director

Hervé Samson             Director

Thierry Desmarest        Director

Executive Committee

Anne Lauvergeon          Chief Executive Officer

Christian Gobert         Executive Vice President

Frédéric Tona            Executive Vice President

Yves Coupin              Senior Vice President, Uranium Division

Pierre Coursier          Executive Vice President

Gérald Arbola            Vice President, Chief Financial Officer

                                    EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                     CEA-INDUSTRIE SA AS OF JANUARY 7, 2000

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of CEA-Industrie SA ("CEA-I"), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with CEA-I.

Name                     Present Principal Occupation or Employment

Directors

Philippe Pontet          Chairman of the Board of Directors
                         and Chief Executive Officer

Commissariat à
l'Energie Atomique
represented by Pascal
Colombani                Director

Jean-Pierre Noblanc      Director

Anne Lauvergeon          Director

Alain Bugal              Director

Philippe Braidy          Director

Executive Committee

Philippe Pontet          Chief Executive Officer

Philippe Braidy          Chief Financial Officer

Jean-Pierre Noblanc      Executive Vice President

Alain Salmon             Executive Vice President